Exhibit 10.1

AMENDMENT NO. 1 TO SERIES C WARRANT AGENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made as of June 15, 2022, by and between Aditxt, Inc., a Delaware corporation (the “Company”), and VStock Transfer, LLC, as warrant agent for the Company (the “Warrant Agent”), and constitutes an amendment to that certain Series C Warrant Agent Agreement, dated as of December 1, 2021 (the “Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Warrant Agreement.

WHEREAS, Section 7.12 of the Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Warrant Agreement with the vote or written consent of the registered holders of at least 50.1% of the then outstanding Warrants;

WHEREAS, the Company desires to amend the Warrant Agreement to provide that the Warrant Agreement may be modified or amended or the provisions thereof may be waived with the written consent of the Company and a Holder, on the terms and subject to the conditions set forth herein; and

WHEREAS, the holders of more than 50.1% of the then outstanding Warrants consented to and approved this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein.

1. Amendment of Warrant Agreement. Section 7.12 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

7.12	(a) This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement. (b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement. (c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders. All other amendments and supplements to the Warrant terms may be modified or amended or the provisions thereof may be waived with the written consent of the Company and the Holder of such Warrant being modified or amended, provided that adjustments may be made to the Warrant terms and rights in accordance with Section 4 without the consent of the Holders.

2. Miscellaneous Provisions.

2.1	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2	Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3	Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

2.4	Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5	Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

ADITXT, INC.

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer

VSTOCK TRANSFER, LLC

By:	/s/ Yoel Goldfeder
	Name:	Yoel Goldfeder
	Title:	Chief Executive Officer